LXU HEALTHCARE, INC.

                     BOARD OF DIRECTORS DISCUSSION MATERIALS
                     REGARDING THE PROPOSED STOCK SPLIT


                     AUGUST 25, 2005

                     SIMON FINANCIAL, INC.
--------------------------------------------------------------------------------
                     11636 MONTANA AVENUE, SUITE 210
                     LOS ANGELES, CA 90049 (310) 201-1395
                     WWW.SIMON-FINANCIAL.COM

                                                            LXU HEALTHCARE, INC.
TABLE OF CONTENTS
--------------------------------------------------------------------------------

Transaction Overview...........................................................1

Fairness Opinion Overview......................................................2

Fairness Analysis..............................................................3

Valuation Analysis.............................................................4

     *    Valuation Summary
     *    Market Approach
     *    Comparable Transaction Approach
     *    Discounted Cash Flow Approach

Exhibits

     Synopsis of Comparable Publicly Traded Companies

                                                            LXU HEALTHCARE, INC.
TRANSACTION OVERVIEW
--------------------------------------------------------------------------------


* The Board of Directors of LXU Healthcare is proposing amending the Articles of Organization of LXU Healthcare to effect a 1-for-1,000 reverse stock split of LXU's common stock, and the repurchase of all shares from shareholders holding fewer than 1,000 shares of LXU's common stock prior to the reverse stock split (the "Stock Splits"). As a result of the Stock Spilts, each shareholder owning fewer than 1,000 share of common stock of LXU immediately prior to the Stock Splits (the "Shareholders") will receive [$0.19] per share in cash for each share of LXU common stock owned by such Shareholder immediately prior to the Stock Splits (the "Consideration") and will no longer be a shareholder of LXU. We further understand that as a result of the Stock Splits, the Company will effect a de-registration of its common stock.

                                                            LXU HEALTHCARE, INC.
FAIRNESS OPINION OVERVIEW
--------------------------------------------------------------------------------
OVERVIEW

* For purposes of the Fairness Opinion, Simon Financial has been requested by the LXU Board of Directors to opinion (the "Opinion") as to the fairness, from a financial point of view, to the Shareholders of the Company of the Consideration to be received by such Shareholders as a result of the Stock Splits. The Opinion does not address the Company's underlying business decision to effect the Stock Splits. We have not been requested to, and have not, negotiated the Stock Splits or advised you with respect to alternatives to it.

DUE DILIGENCE


* In connection with the Opinion to be delivered, Simon Financial has relied upon and assumed, without independent verification, that all information provided was reasonably prepared and fairly represents the operations and financial position of the Company. However, we have made such reviews, analyses, and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

     - Held discussions with certain members of the management team of the Company to discuss the financial conditions, future prospects and projected operations and performance of the Company as of the Valuation Date;

     - Reviewed a prior appraisal of the Company's three reporting units, dated June 30, 2004, and a prior appraisal of the Company's common stock, dated January 31, 2005, prepared by Simon Financial;

                                                            LXU HEALTHCARE, INC.
FAIRNESS OPINION OVERVIEW
--------------------------------------------------------------------------------
DUE DILIGENCE (CONTINUED)


* Reviewed the Company's SEC Form 10K for the fiscal years ended June 30, 2003 and June 30, 2004 and SEC Form 10Q for the quarter ended March 31, 2005;

* Reviewed the Company's internally prepared consolidated income statement and balance sheet for the fiscal year ended June 30, 2005;

* Reviewed the LXU Healthcare FY 2006 Operating Plan, Final Revision dated July, 14, 2005;

* Reviewed the preliminary internal financial projections for the four fiscal years ended June 30, 2008;

* Reviewed a copy of the PrimeSource Healthcare Confidential Information Memorandum, dated September 2003, and prepared by Asante Partners;

* Reviewed the DW Healthcare Partners, L.P. Investment Proposal, dated November 9, 2004, and GE Response to DW Healthcare Partners Proposal, dated November 17, 2004;

* Reviewed the Discussion Materials prepared by Jefferies & Company, and dated July 25, 2005;

                                                            LXU HEALTHCARE, INC.
FAIRNESS OPINION OVERVIEW
--------------------------------------------------------------------------------
DUE DILIGENCE (CONTINUED)


*    Reviewed the presentation  prepared by Shattuck Hammond Partners,  entitled
     Overview  of  Shattuck   Hammond   Partners  and  Discussion  of  Strategic
     Alternatives, dated July 25, 2005;

*    Reviewed the Strategic Options Assessment Study, prepared by the Company;

* Reviewed the Certificate of Vote of Directors Establishing a Class or Series of Stock, dated August 6, 2002;

* Reviewed the schedule of Options Outstanding by Optionee, as of December 31, 2004, and PrimeSource Healthcare Warrants, prepared by Company's management;

* Reviewed the PrimeSource Healthcare, Inc. Equity Capitalization as of June 30, 2005, and schedule of Total Dividends and Accretion for the Series G Stock, as of June 30, 2005;

* Reviewed a draft copy of the Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934;

* Reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

*    Conducted such other studies, analyses and inquiries as deemed appropriate.

                                                            LXU HEALTHCARE, INC.
FAIRNESS OPINION OVERVIEW
--------------------------------------------------------------------------------
CONSIDERATIONS


* The Company's common stock's last recorded day of trading under the ticker PSHC occurred in November 2000 and the last recorded equity trade for Luxtec occurred in March 2001, with the stock closing at $0.01. The Company's common stock is currently on the Pink Sheets at $0.001, with no active trading. Furthermore, there is no current active market for LXU's common stock, no analyst coverage for the common stock and the common stock has a negligible public float. Consequently, the Stock Splits provide Shareholders with liquidity, which is otherwise unavailable to them, and a t a significant premium to the current price referred in the Pink Sheets.

* On November 9, 2004, the Company received an investment proposal from DW Healthcare Partners ("DW") to make a $5.0 million cash investment in newly issued Series H preferred stock of the Company. Although DW did not perform any due diligence, for purposes of the proposal, DW valued the Company at an enterprise value of $21.0 million.

* By means of the Stock Splits, the Company would effect a de-registration of their common stock. Such de-registration would have a beneficial impact on the financial results of LXU. The Company's management estimates that there would be significant savings by going private, due to the elimination of certain "Public Company" expenses.

* Our independent valuation analysis of LXU Healthcare suggests a fair market value of LXU, on an enterprise basis, as of August 15, 2005, ranging from $31.2 million to $33.2 million, and a fair market value of LXU's common stock, on a controlling interest basis, ranging from $0.17 to $0.21 per share, on a fully diluted basis.

FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                       EXHIBIT 1
VALUATION CONCLUSIONS - ENTERPRISE VALUE
--------------------------------------------------------------------------------
(figures in millions)

         ENTERPRISE VALUE INDICATION FROM OPERATIONS
                  MARKET APPROACH                                                              LOW                   HIGH
                  ----------------                                                            -------              --------
                  Market Multiple Methodology                                                 $30.900     --        $32.800

                  TRANSACTION APPROACH
                  --------------------
                  Publicly Announced Third Party Transactions                                 $35.600     --        $38.000
                  Internal Transaction                                                        $21.000     --        $21.000

                  INCOME APPROACH
                  ---------------
                  Discounted Cash Flow Methodology                                            $29.300     --        $32.000

         CONCLUSIONS:


                  ENTERPRISE VALUE FROM OPERATIONS                                            $31.000     --        $33.000

                  NONOPERATING ASSETS/LIABILITIES:
                    Add: Cash and Cash Equivalents Balance as of 6/30/05                       $0.191     --         $0.191
                    Add: Nonoperating Assets - Net Operating Loss (1)                          $0.000     --         $0.000
                    Less: Nonoperating Liabilities                                             $0.000     --         $0.000
                    Total Nonoperating Assets/Liabilities                                      $0.191     --         $0.191

                  CONCLUDED ENTERPRISE VALUE (CONTROLLING INTEREST BASIS)                     $31.191     --        $33.191
                    Less: Interest bearing Debt as of 6/30/05 (2)                              $4.580     --         $4.580

                  CONCLUDED EQUITY VALUE (ROUNDED, CONTROLLING INTEREST BASIS)                $26.611     --        $28.600
Footnotes:

(1)    As of June 30, 2005,  the Company's NOL was  approximately  $4.0 million.
       However,  for  purposes of this  analysis,  the NOL was  excluded  due to potential change of control restrictions.
(2)    Includes Wells Fargo Line of Credit and Notes Payable
-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                       EXHIBIT 2
VALUATION CONCLUSIONS - COMMON STOCK VALUATION, CONTROLLING INTEREST BASIS
--------------------------------------------------------------------------------
(figures in millions)

COMMON STOCK VALUE CONCLUSIONS, CONTROLLING INTEREST BASIS

                                                                                                LOW           HIGH
                                                                                              -------       --------
                  CONCLUDED ENTERPRISE VALUE (CONTROLLING INTEREST BASIS, ROUNDED)            $31.200       $33.200
                    Less : Interest Bearing Debt                                               $4.580        $4.580
                                                                                              -------       --------

                  CONCLUDED TOTAL EQUITY VALUE (CONTROLLING INTEREST BASIS, ROUNDED)          $26.600       $28.600
                                                                                              =======       ========

                    Less : Preferred Stock (1)                                                $15.946       $15.946
                                                                                              -------       --------

                  CONCLUDED COMMON STOCK VALUE ON A CONTROLLING INTEREST BASIS                $10.654       $12.654

PER SHARE VALUATION CONCLUSIONS

                  CONCLUDED PER SHARE VALUE OF COMMON STOCK, BASED ON BASIC SHARES              $0.48         $0.57
                  CONCLUDED PER SHARE VALUE OF COMMON STOCK, ON A FULLY DILUTED BASIS           $0.17         $0.21

VAUE OF CONSIDERATION TO BE PAID IN STOCK SPLITS                                                              $0.19

FAIRNESS CONCLUSION                                                                                            FAIR

Footnotes:
(1) Preferred Stock valuation based on liquidation preference plus cumulative, unpaid dividends through June 30, 2005.
(2)    Based on  22,375,144  shares of common stock  outstanding  as of June 30,
       2005
(3) Based on 22,375,144 shares of common stock outstanding as of June 30, 2005 and 16,774,768 warrants less 136,135 warrants that are out-of-money..
       Also includes 22,250,100 shares of common stock equivalents per Section 4(c) of the Certificate of Vote of Directors which provides for Participation by the Series G Shares on an as converted basis. Excludes all 10, 161,114 exercisable options outstanding as of June 30, 2005 due to exercise prices greater than $0.32.Participation by the Series G Shares on an as converted basis.
-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                       EXHIBIT 3
VALUATION CONCLUSIONS - SERIES G PREFERRED STOCK VALUATION ANALYSIS
--------------------------------------------------------------------------------
(figures in millions)

                                                       8/6/2002       6/30/2003         6/30/2004       1/31/2005       6/30/2005
                                                       --------       ---------         ---------       ---------       ---------
Share of Series G Stock issued                         172,015          222,500           222,501         222,501         222,501

Issuance Price                                          $32.00           $32.00            $32.00          $32.00          $32.00
                                                   -----------      -----------        -----------     -----------     -----------
Issuance Proceeds                                   $5,504,480       $7,120,000        $7,120,032      $7,120,032      $7,120,032
                                                   ===========      ===========        ===========     ===========     ===========

Accrued and Unpaid Dividend @     8.0%                   $0.00          446,532         1,051,858       1,435,154       1,705,611

Liquidation Preference @          $64              $11,008,960      $14,240,000       $14,240,064     $14,240,064     $14,240,064

                                                   -----------      -----------        -----------     -----------     -----------
Total Liquidation Preference                       $11,008,960      $14,686,532       $15,291,922     $15,675,218     $15,945,675
                                                   ===========      ===========        ===========     ===========     ===========

Conversion ratio to common                             $100.00          $100.00           $100.00         $100.00         $100.00

stock

Value of Liquidation preference per CSE                  $0.64            $0.66             $0.69           $0.70           $0.72


VALUE OF SERIES G PREFERRED STOCK                  $11,008,960      $14,686,532        $15,291,922     $15,675,218     $15,945,675
                                                   ===========      ===========        ===========     ===========     ===========

Note: Series G Preferred Stock was issued on August 6, 2002 for $32 per share. There is a liquidation preference of $64 per share and an 8% dividend, which is cumulative and compounds annually. The Series G Stock is convertible into 100 shares of common stock.
-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                       EXHIBIT 4
VALUATION RECONCILIATION
--------------------------------------------------------------------------------
($ in millions)

                                                                         JANUARY 2005      AUGUST 2005      IMPROVEMENT
                                                                         ------------      -----------      -----------

               COMPANY FINANCIAL RESULTS
                     Revenues - LTM                                        $50.39            $53.69             6.6%
                     EBITDA - LTM                                           $3.67             $4.22            14.9%
                     EBIT - LTM                                             $3.35             $3.90            16.4%
                     EBITDA Margins                                          7.3%              7.9%             7.8%

                     Revenues - NFY                                        $51.31            $59.72            16.4%
                     EBITDA - NFY                                           $4.37             $4.65             6.6%

                     Interest Bearing Debt                                  $4.74             $4.58             3.3%

               MARKET RESULTS
                     Comps - Median LTM Revenue                             0.30x             0.37x            24.7%
                     Comps - Median LTM EBITDA                             10.50x            10.64x             1.3%
                     Comps - Median NFY Revenue                             0.30x             0.34x            13.6%
                     Comps - Median NFY EBITDA                              9.60x            10.31x             7.4%

                     Transactions - Median Revenue                          0.95x             0.75x           -21.1%
                     Transactions - Median EBITDA                          13.00x            15.15x            16.5%

               CONCLUSIONS
                     Enterprise Value from Operations                      $23.00            $33.00            43.5%
                     Equity Value - Controlling Interest                   $18.50            $28.60            54.6%

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                                                          Simon Financial, Inc.2

FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                       EXHIBIT 5
MARKET APPROACH - REPRESENTATIVE LEVELS (1)
--------------------------------------------------------------------------------
(figures in millions)

                                                                                  Fiscal Year Ended June 30,
                                                  ----------------------------------------------------------------------------------
                                                  2002             2003           2004          2005            NFY(2006)(2)
                                                  ----------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
REPORTED REVENUE                                 $53.696           $46.360      $48.763         $53.692         $59.722
------------------------------------------------------------------------------------------------------------------------------------

 Less: Cost of Goods Sold                         35.329            29.298       31.032         $34.549         $37.964
                                                  ----------------------------------------------------------------------------------

Gross Profit                                     $18.367           $17.062      $17.731         $19.143         $21.758

 Less: Selling Expenses                            8.890             7.450        8.160           8.145           9.352
 Less: General and Administrative Expenses         8.626             7.015        6.541           6.777           7.753
 Less: Other                                       3.954             0.346        0.005           0.000           0.000
 Add: Adjustments (3)                              3.954             0.346        0.258           0.105           0.000
                                                  ----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ADJUSTED EBITDA                                  $ 0.851           $ 2.597      $ 3.283          $4.326         $ 4.653
------------------------------------------------------------------------------------------------------------------------------------
 Less: Depreciation and Amortization               2.455             0.844        0.494           0.323           0.391
                                                  ----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ADJUSTED EBIT                                    ($1.604)          $ 1.753      $ 2.790          $4.003         $ 4.262
------------------------------------------------------------------------------------------------------------------------------------

Less: Interest Expense                             0.679             0.839        1.308           0.482           0.480
                                                  ----------------------------------------------------------------------------------
Adjusted Pre-tax Income                          ($2.284)          $ 0.914      $ 1.482          $3.521         $ 3.782
Less: Taxes @ 39.8%                               (0.909)            0.364        0.590           1.401           1.505
                                                  ----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ADJUSTED NET INCOME                              ($1.375)          $ 0.550      $ 0.892          $2.120         $ 2.277
------------------------------------------------------------------------------------------------------------------------------------
Add: Depreciation and Amortization                 3.954             0.844        0.494           0.323           0.391
                                                  ----------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ADJUSTED CASH FLOW                               $ 2.580           $ 0.896      $ 0.897          $2.120         $ 2.277
------------------------------------------------------------------------------------------------------------------------------------

Footnotes:
----------
(1)  Source  :  SEC  Form  10K  (2002-2004);   Internally  prepared  Comparative
     Consolidated financial statements for 2005.
(2)  Source  :  FY2006   Operating  Plan  (Final  Revision  dated  7/14/05)
(3)  Adjustments:
------------------------------------------------------------------------------------------------------------------------------------
Operating One-Time Charges -
  restructuring expenses                          $3.954            $0.346      $0.005           $0.000          $0.000
Operating One-Time Charges -
  Tucson relocation                               $0.000            $0.000      $0.000           $0.025          $0.000
Operating One-Time Charges -
  Asante Consulting fees                           0.000             0.000       0.124           $0.000           0.000
Operating One-Time Charges -
  Misc - series G restatement, legal,              0.000             0.000       0.129           $0.080           0.000
                                                  ----------------------------------------------------------------------------------
  TOTAL ADJUSTMENTS                               $3.954            $0.346      $0.258           $0.105          $0.000
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                       EXHIBIT 6
MARKET APPROACH - SUMMARY
--------------------------------------------------------------------------------
(figures in millions)

                                 REPRESENTATIVE                SELECTED RANGE OF            ADD:              INDICATED RANGE OF
                                     LEVEL                         MULTIPLES                DEBT               ENTERPRISE VALUE
                                ---------------              --------------------        ----------       --------------------------
            LTM
            ---
            Revenue                $53.692                     0.50 x --  0.55 x                          $26.850  --     $29.530
            EBITDA                  $4.326                      7.0 x --   7.5 x                          $30.280  --     $32.450
            EBIT                    $4.003                      8.5 x --   9.0 x                          $34.030  --     $36.030
            Net Income              $2.120                     13.0 x --  13.5 x           $4.580         $32.130  --     $33.190

            NFY (2005)
            ----------
            Revenue                $59.722                     0.45 x --  0.50 x                          $26.870  --     $29.860
            EBITDA                  $4.653                      6.5 x --   7.0 x                          $30.250  --     $32.570
            EBIT                    $4.262                      8.0 x --   8.5 x                          $34.100  --     $36.230
            Net Income              $2.277                     12.0 x --  12.5 x           $4.580         $31.900  --     $33.040

            Median                                                                                        $31.090  --     $32.805
            Mean                                                                                          $30.801  --     $32.863

------------------------------------------------------------------------------------------------------------------------------------
Selected Enterprise Value Range, on a Controlling Interest Basis                                          $30.900  --     $32.800
------------------------------------------------------------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                       EXHIBIT 7
MARKET APPROACH - COMPARABLE PUBLIC COMPANY MULTIPLES
--------------------------------------------------------------------------------
(figures in millions)

                                               EV / EBITDA                                                   EV / EBIT
                                               -----------                                                   ---------
                               EV       FYE   LTM    NFY   NFY + 1                               EV        FYE  LTM   NFY  NFY + 1
                               --       ---   ---    ---   -------                               --        ---  ---   ---  -------
 AmerisourceBergen(1)      $ 7,487.5   7.6x  10.0x   9.5x  8.2x   AmerisourceBergen(1)         $ 7,487.5   8.3x  11.4x  10.4x   8.8x
 Cardinal Health, Inc.(2)  $27,080.7  10.1x  10.6x     NA    NA   Cardinal Health, Inc.(2)     $27,080.7  11.3x  12.5x  14.0x  12.5x
 Henry Schein, Inc.(3)     $ 4,234.0  16.0x  14.6x  12.4x 10.6x   Henry Schein, Inc.(3)        $ 4,234.0  19.9x  18.3x  14.8x  12.2x
 McKesson(4)               $13,581.8  10.8x  10.3x   8.0x    NA   McKesson(4)                  $13,581.8  13.5x  12.8x  11.7x  10.0x
 Owens & Minor(5)          $ 1,307.8  10.5x  10.1x   9.6x  8.7x   Owens & Minor(5)             $ 1,307.8  11.9x  11.6x  11.2x  10.2x
 Priority Healthcare(6)    $ 1,292.8  15.3x  16.1x  14.0x 11.4x   Priority Healthcare(6)       $ 1,292.8  16.6x  18.2x     NA     NA
 PSS World Medical(7)      $ 1,061.1  14.0x  13.5x  11.0x  9.4x   PSS World Medical(7)         $ 1,061.1  17.2x  16.4x     NA     NA


---------------------------------------------------------------  -------------------------------------------------------------------
    Low                                7.6x  10.0x   8.0x  8.2x         Low                                8.3x  11.4x  10.4x   8.8x
    High                              16.0x  16.1x  14.0x 11.4x         High                              19.9x  18.3x  14.8x  12.5x
    Median                            10.8x  10.6x  10.3x  9.4x         Median                            13.5x  12.8x  11.7x  10.2x
    Mean                              12.0x  12.2x  10.7x  9.7x         Mean                              14.1x  14.5x  12.4x  10.7x
---------------------------------------------------------------  -------------------------------------------------------------------


                                               EV /REVENUE                                                 PRICE/ EARNING
                                               -----------                                                   ---------
                               EV       FYE   LTM    NFY   NFY + 1                              MVE        FYE  LTM   NFY  NFY + 1
                               --       ---   ---    ---   -------                               --        ---  ---   ---  -------

 AmerisourceBergen(1)      $ 7,487.5  0.14x  0.14x  0.14x 0.13x   AmerisourceBergen(1)         $ 7,487.5  15.8x  20.7x  18.7x  15.7x
 Cardinal Health, Inc.(2)  $27,080.7  0.42x  0.37x  0.34A 0.32x   Cardinal Health, Inc.(2)     $27,080.7  16.6x  18.2x  20.2x  16.5x
 Henry Schein, Inc.(3)     $ 4,234.0  1.04x  0.95x  0.87x 0.76x   Henry Schein, Inc.(3)        $ 4,234.0  30.5x  29.1x  23.4x  19.6x
 McKesson(4)               $13,581.8  0.17x  0.16x  0.22x 0.20x   McKesson(4)                  $13,581.8  23.9x  21.5x  20.7x  18.1x
 Owens & Minor(5)          $ 1,307.8  0.29x  0.28x  0.27x 0.25x   Owens & Minor(5)             $ 1,307.8  19.4x  18.8x  17.5x  15.9x
 Priority Healthcare(6)    $ 1,292.8  0.74x  0.66x  0.58x 0.49x   Priority Healthcare(6)       $ 1,292.8  26.9x  29.6x  23.0x  19.1x
 PSS World Medical(7)      $ 1,061.1  0.72x  0.69x  0.64x 0.59x   PSS World Medical(7)         $ 1,061.1  23.1x  21.9x  21.3x  17.9x


---------------------------------------------------------------  -------------------------------------------------------------------
    Low                                0.1x   0.1x   0.1x  0.1x         Low                               15.8x  18.2x  17.5x  15.7x
    High                               1.0x   0.9x   0.9x  0.8x         High                              30.5x  29.6x  23.4x  19.6x
    Median                             0.4x   1.4x   0.3x  0.3x         Median                            23.1x  21.5x  20.7x  17.9x
    Mean                               0.5x   0.5x   0.4x  0.4x         Mean                              22.3x  22.8x  20.7x  17.5x
---------------------------------------------------------------  -------------------------------------------------------------------

Footnotes:
------------
(1)  Projected financial figures are based on the average of several analyst reports.
(2)  Projected financial figures are based on the average of several analyst reports.
(3)  Projected financial figures are based on the average of several analyst reports.
(4)  Projected financial figures are based on the average of several analyst reports.
(5)  Projected financial figures are based on the average of several analyst reports.
(6)  Projected financial figures are based on the average of several analyst reports.
(7)  Projected financial figures are based on the average of several analyst reports.
-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                       EXHIBIT 8
MARKET APPROACH - RISK ANALYSIS RANKINGS
--------------------------------------------------------------------------------

===============================================================================================
     Size                              Size                          Historical Growth
(Revenue, millions)             (Assets,  millions)                 (2-Year Revenue)
===============================================================================================

McKesson              $82,397.6  Cardinal Health, Inc $22,138.5    Priority Healthcare  20.4%
Cardinal Health, Inc  $72,376.3  McKesson             $19,129.0    McKesson             18.7%
AmerisourceBergen     $54,091.4  AmerisourceBergen    $11,407.0    Henry Schein, Inc.   15.5%
Owens & Minor         $ 4,704.2  Henry Schein, Inc.   $ 2,439.9    Cardinal Health, Inc 12.9%
Henry Schein, Inc.    $ 4,471.0  Owens & Minor        $ 1,186.2    PSS World Medical    11.9%
Priority Healthcare   $ 1,953.3  Priority Healthcare  $   764.1    AmerisourceBergen     8.4%
PSS World Medical     $ 1,530.5  PSS World Medical    $   655.4    LXU HEALTHCARE, INC.  7.6%
LXU HEALTHCARE, INC.  $    53.7  LXU HEALTHCARE, INC. $    31.9    Owens & Minor         6.9%

       smaller                        smaller                              weaker

===============================================================================================
    Historical Growth            Historical Growth                 Projected Growth
    (2-Year EBITDA)               (1-Year EBDITA)                  (1-Year EBIDTA)
===============================================================================================
PSS World Medical     31.10%     LXU Healthcare, Inc    31.80%    McKesson             29.20%
LXU Healthcare, Inc.  29.10%     PSS World Medical      17.60%    PSS World Medical    22.90%
AmerisourceBergen     10.30%     Henry Schein, Inc.      9.90%    Henry Schein, Inc.   17.70%
Priority Healthcare    8.30%     Owens & Minor           7.60%    Priority Healthcare  15.40%
McKesson               5.30%     McKesson                3.70%    LXU Healthcare, Inc.  7.60%
Owens & Minor          5.20%     AmerisourceBergen       1.30%    AmerisourceBergen     5.50%
Henry Schein, Inc      3.60%     Priority Healthcare     0.90%    Owens & Minor         5.20%
Cardinal Health, Inc.  0.00%     Cardinal Health, Inc.  -5.50%    Cardinal Health, Inc.   NA

       stronger                       stronger                         weaker

===============================================================================================
    Profitability            Relative Deprecition              Return on Assets
  (EBITDA to Revenue)        (Depreciation to EBITDA)
===============================================================================================
LXU Healthcare, Inc.  8.10%    Henry Schein, Inc.     20.50% LXU Healthcare, Inc. 11.00%
Henry Schein, Inc.    6.50%    McKesson               19.30% Priority Healthcare   7.70%
PSS World Medical     5.10%    PSS World Medical      17.90% Cardinal Health, Inc. 6.50%
Priority Healthcare   4.10%    Cardinal Health, Inc.  14.90% PSS World Medical     6.40%
Cardinal Health, Inc. 3.50%    Owens & Minor          12.40% Owens & Minor         5.60%
Owens & Minor         2.70%    AmerisourceBergen      12.10% Henry Schein, Inc.    5.50%
McKesson              1.60%    Priority Healthcare    11.60% AmerisourceBergen     4.10%
AmerisourceBergen     1.40%    LXU Healthcare, Inc.    7.50% McKesson              4.00%

       stronger                       weaker                        stronger
-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

                       CHART CONTINUED FROM PREVIOUS PAGE
FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                       EXHIBIT 8
MARKET APPROACH - RISK ANALYSIS RANKINGS
--------------------------------------------------------------------------------
================================================================================
 Historical Growth            Projected Growth
 (1-Year Revenue)             (1-Year Revenue)
================================================================================


 Henry Schein, Inc.   22.4%   Priority Healthcare  19.0%
 Priority Healthcare  19.0%   LXU HEALTHCARE, INC. 10.1%
 McKesson             15.8%   Cardinal Health, Inc 15.2%
 Cardinal Health, Inc 15.2%   PSS World Medical     9.2%
 LXU HEALTHCARE, INC. 10.1%   Henry Schein, Inc.   22.4
 PSS World Medical     9.2%   Owens & Minor         6.6%
 AmerisourceBergen     7.1%   AmerisourceBergen     7.1%
 Owens & Minor         6.6%   Owens & Minor         6.6%

           weaker                      strong

================================================================================
  Projected Growth           Profitability
    (5-Year EPS)          (EBIT to Revenue)
================================================================================
 Priority Healthcare  17.00% LXU Healthcare, Inc.  7.50%
 Cardinal Health, Inc 15.00% Henry Schein, Inc.    5.20%
 Henry Schein, Inc.   15.00% PSS World Medical     4.20%
 McKesson             14.00% Priority Healthcare   3.60%
 Owens & Minor        12.00% Cardinal Health, Inc. 3.00%
 AmerisourceBergen    12.00% Owens & Minor         2.40%
 PSS World Medical       NA  McKesson              1.30%
 LXU Healthcare, Inc.    NA  AmerisourceBergen     1.20%

        NA                            stronger

================================================================================
  Liquidity                 Leverage
(Current Ratio)           (5-Year EPS)
================================================================================
 LXU Healthcare, Inc.  2.7 PSS World Medical       16.70%
 PSS World Medical     2.3 Owens & Minor           15.80%
 Henry Schein, Inc.    2.3 LXU Healthcare, Inc.    14.20%
 Owens & Minor         1.9 Henry Schein, Inc.      12.60%
 Priority Healthcare   1.7 AmerisourceBergen       11.50%
 Cardinal Health, Inc. 1.4 Cardinal Health, Inc.   10.70%
 AmerisourceBergen     1.3 McKesson                 7.40%
 McKesson              1.3 Priority Healthcare      5.40%

       stronger                      stronger

-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                       EXHIBIT 9
TRANSACTION APPROACH - PUBLICLY ANNOUNCED TRANSACTION SUMMARY (1)
--------------------------------------------------------------------------------
(figures in millions)


                                REPRESENTATIVE                   SELECTED RANGE OF                   RANGE OF INDICATED
LTM                                  LEVEL                       MULTIPLES                             ENTERPRISE VALUE
---                                  -----                       ---------                             ----------------

Revenues                             $53.692                     0.60 x -- 0.65 x                   $32.220   --   $34.900
EBITDA                                $4.326                     9.0  x -- 9.5 x                    $38.940   --   $41.100



Median                                                                                              $35.580        $38.000
Mean                                                                                                $35.580        $38.000



------------------------------------------------------------------------------------------------------------------------------------
SELECTED ENTERPRISE VALUE RANGE, ON A CONTROLLING INTEREST BASIS                                    $35.600        $38.000
------------------------------------------------------------------------------------------------------------------------------------

Footnotes:
----------
(1)   Net of Cash & Cash Equivalents.
-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                      EXHIBIT 10

COMPARABLE TRANSACTION SUMMARY (1)
--------------------------------------------------------------------------------
(figures in millions)

DATE/TARGET          BUSINESS DESCIRPTION           ACQUIROR               PURCHASE   LTM    LTM       LTM    EV        EV       EV
                                                                           PRICE     REVENUE EBITDA    EBIT   REVENUE   EBUTDA  EBIT
-----------          --------------------           --------               --------  ------- -------   ----   -------   ------  ----
7/22/2005
Priority Healthcare Medical products                Express Scripts, Inc.   $1,273.5 $1,825.1  $84.0    NA    0.70 x    15.16 x   NA
                    distributor and
                    specialty  pharmacy

7/11/2005
D & K Healthcare    Distributor of pharam           McKesson                  $442.3 $3,210.1  $29.2    NA    0.14 x    15.15 x   NA
Resou               and OTC Healthcare and
                    beauty products

11/1/2004
VISX                Surgical Instruments Optics     Advanced Medical        $1,447.0   $160.2  $67.3    NA    9.03 x    21.50 x   NA

10/2004
Milburn             Medical equipment distributor   The Patterson Cos          $27.5    $50.0                 0.55 x
Distributors

8/1/2004
Chronimed Inc.      Medical Products                MIM Corporation            $92.0   $400.0   $9.3    NA    0.23 x     9.9 x    NA


6/28/2004
ALARIS MedicalSystemProvides intravenous medication Cardinal Health Inc.    $1,952.9   $546.9 $128.8 $101.4   3.57 x    15.16 19.26x
                    safety products and services

5/13/2004
HorizonMedicalPdts  Manufactures and  markets       Rita Medical Systems       $81.3    $28.0   $3.6   $1.6   2.90 x    22.58 50.81x
                    vascular access products

4/1/2004
MedSource           Image guided surgical           Uti Corporation           $183.0    146.4  $22.0    NA    1.25 x     8.3 x    NA
                    instruments

4/1/2004
Medco Supply Company NA                             The Patterson Cos          $30.0    $40.0     NA    NA    0.75 x     NA       NA


4/1/2004
Moore Medical       Multi-channel marketer          McKesson Corp.             $40.0   $137.8  $ 2.0    NA    0.29 x    20.1 x    NA
Corp.               and distributor of
                    medical-surgical and
                    pharmaceutical products
                    to non- hospital provider
                    settings.

4/1/2004
VWR International   Medical and pharma              Clayton, Dubilier & Ric $1,650.0 $2,796.6 $175.5    NA    0.59 x     9.4 x    NA
                    supllies

12/2003
Intercare Group     Pharmaceutical manufacturer     Cardinal                  $530.0   $464.3  $48.9           1.1 x    10.8 x
Plc                 and distributor                 Health

12/9/2003
Walsh               Regional drug                   D & K Healthcare         $100.0    $800.0                  0.13 x
Healthcare          distributor

8/15/2003
Ability One         Rehabilitative                  The Patterson Cos        $575.0    $182.4   $43.3   NA     5.18 x   21.84 x  NA
Products Corp       supplies


-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

FOR DISCUSSION PURPOSES ONLY                                LXU HEALTHCARE, INC.
                                                                      EXHIBIT 10

COMPARABLE TRANSACTION SUMMARY (1)
--------------------------------------------------------------------------------
(figures in millions)

1/2/2003 Syncor International Compounds, dispenses and   Cardinal Health Inc. $945.7  $808.8  $117.2  $ 76.2   1.17x   8.07x  12.41x
                              distributes
                              radiopharmaceuticals
                              for diagnostic imaging.

------------------------------------------------------------------------------------------------------------------------------------
Low                                                                           $27.5    $28.0   $2.0    $1.6    0.13x   8.07x 12.41x
High                                                                       $1,952.9 $3,210.1 $175.5  $101.4    9.03x  22.58x 50.81x


Median                                                                       $442.3   $400.0  $46.1   $76.2    0.75x  15.15x 19.26x
Mean                                                                         $624.7   $773.1  $60.9   $59.7    1.84x  14.83x 27.49x
------------------------------------------------------------------------------------------------------------------------------------

----------
Footnotes:
(1) Transaction study based on announced and completed, controlling interest acquisitions. Transactions with announcement dates between 01/01/2003 and 7/31/2005 for which purchase price multiples were available were considered. Target companies have SIC codes of 3841, 5122, 8071 and/or are in a similar industry as the Company. Sources included Factset Mergerstat, public SEC filings and research reports. Simon Financial, Inc. For Discussion Purposes only LXU Healthcare, Inc. Exhibit 11

-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

For Discussion Purposes only                                LXU Healthcare, Inc.
                                                                      Exhibit 11

DISCOUNTED CASH FLOW - VALUATION SUMMARY
--------------------------------------------------------------------------------
(figures in millions)

                                                   PROJECTED FISCAL YEAR ENDINF JUNE 30,
                                                  --------------------------------------
                                     2006          2007               2008            TERMINAL          DCF ASSUMPTIONS
                                     ----          ----               ----            --------          ---------------
Revenues                             $59.722      $61.650           $68.635           $68.635           Discount Rate       16.5%
  Growth                                0.0%         3.2%             11.3%                             Tax Rate            39.8%
Gross Profits                        $21.758      $22.730           $24.848           $24.848           Growth Rate         7.0%

EBIT Margin                             7.1%         8.1%              8.1%             10.0%

EBIT                                  $4.262       $5.530            $6.856           $6.856
 Less: Taxes (1)                      $1.696       $2.201            $2.729           $2.729
                                      ------       ------            ------           ------
DEBT-FREE EARNINGS                    $2.566       $3.329            $4.127           $4.127            IMPLIED ANALYSES
                                                                                                        ----------------
 Less: Capital Expenditures          ($0.300)     ($0.315)          ($0.330)          =deprec           LTM EBITDA Multipe   #Value!
 Less: Working Capital                                                                                  NFY EBITDA Multipe   #Value!
       Requirements (2)              ($0.487)     ($0.156)          ($0.564)         ($0.564)
 Add:  Depreciation and Amortization  $0.410       $0.380             0.350          =cap ex
                                      ------       ------            ------           ------
  TOTAL NET INVESTMENT               ($0.377)     ($0.091)           (0.544)          (0.564)
                                      ------       ------            ------           ------

NET DEBT-FREE CASH FLOWS(3)           $2.006       $3.238            $3.585           $3.563
  Discount Period                       0.46         1.46              2.46             3.46
  Discount Factor @ 16.5%               0.93         0.80              0.69             0.59
                                      ------       ------            ------           ------
PV OF NET DEBT-FREE CASH FLOWS:       $1.871       $2.592             2.488            2.101


                                 SENSITIVITY ANALYSIS: ENTERPRISE VALUE
                                 --------------------------------------

                                                                        GROWTH RATE
                                                                        -----------
                                                            6.00%             6.50%         7.0%         7.50%        8.00%
                                                    |        -----             -----         ----         -----        -----
                  DISCOUNTED RATE                   |
                  ---------------
                                           15.05%   |       $31.105          $32.567      $34.201      $36.040        $38.123
                                           16.00%   |       $29.557          $30.859      $32.306      $33.923        $35.742
                                           16.50%   |       $28.163          $29.328      $30.617      $32.048        $33.648
                                           17.00%   |       $26.901          $27.949      $29.103      $30.378        $31.794
                                           17.50%   |       $25.754          $26.701      $27.739      $28.880        $30.142

RANGE OF SELECTED ENTERPRISE VALUES                                          $29.300       --          $32.000

Source: FY 2006 Operating Plan (Final Revision dated 7/14/05) for 2006; Management's revised projections for 2007-2008.
(1) As of December 31, 2004, the Company's NOL was $4.648,600. However, for purposes of this analysis, the NOL was excluded due to potential change of control restrictions.
(2)  Working Capital Requirements based on average requirements for industry.
(3)  2006 is a partial year from July 30 through June 30, 2006.
-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

For Discussion Purposes only                                LXU Healthcare, Inc.
                                                                      Exhibit 12

DISCOUNTED CASH FLOW - WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS
-------------------------------------------------------------------------------
(figures in millions)

                                                  Market                                  Debt to     Preferred to      Equity to
                                   Preferred     Value of       Total        Debt to       Total         Total           Total
                          Debt       Stock        Equity   Capitalization    Equity    Capitalization Capitalization Capitalization
                          ----------------------------------------------------------------------------------------------------------
AmerisourceBergen         $857.5     $0.0         $7,623.7      $8,481.3       11.2%        10.1%        0.0%             89.9%
Cardinal Health, Inc.   $2,891.7     $0.0        $25,738.5     $28,630.2       11.2%        10.1%        0.0%             89.9%
Henry Schein, Inc.        $531.6     $0.0         $3,875.1      $4,406.7       13.7%        12.1%        0.0%             87.9%
Owens & Minor             $206.4     $0.0         $1,175.5      $1,381.9       17.6%        14.9%        0.0%             85.1%
Priority Healthcare        $70.4     $0.0         $1,222.5      $1,292.9        5.8%         5.4%        0.0%             94.6%
PSS World Medical         $176.9     $0.0         $  908.1      $1,085.0       19.5%        16.3%        0.0%             83.7%
McKesson                $1,000.0     $0.0        $14,999.8     $15,999.8        6.7%         6.3%        0.0%             93.7%

                          ----------------------------------------------------------------------------------------------------------
Median                    $531.6     $0.0         $3,875.1      $4,406.7        11.2%       10.1%        0.0%             89.9%
Mean                      $819.2     $0.0         $7,934.8      $8,754.0        12.2%       10.7%        0.0%             89.3%
                          ----------------------------------------------------------------------------------------------------------
                          Decile                     Equity      Size
                         Levered    Unlevered         Risk        Risk         Cost of      Cost of     Cost of
                            Beta      Beta         Premium (1)  Premium (1)     Equity       Debt      Preferred           WACC
                          ----------------------------------------------------------------------------------------------------------
AmerisourceBergen           0.78     0.73             6.1%        0.60%        10.0%         7.5%        0.0%              9.4%
Cardinal Health, Inc.       0.89     0.83             6.1%       -0.37%         9.7%         0.0%        0.0%              8.7%
Henry Schein, Inc.          0.93     0.86             6.1%        0.75%        11.0%         4.5%        0.0%             10.0%
Owens & Minor               1.43     1.29             6.1%        1.75%        15.1%         8.5%        0.0%             13.6%
Priority Healthcare         1.38     1.33             6.1%        1.75%        14.8%         0.0%        0.0%             14.0%
PSS World Medical           1.38     1.24             6.1%        1.61%        14.6%         2.5%        0.0%             12.5%
McKesson                    0.98     0.94             6.1%       -0.37%        10.2%         8.6%        0.0%              9.9%
                          ----------------------------------------------------------------------------------------------------------
Median                      0.98     0.94                                      11.0%         4.5%        0.0%             10.0%
Mean                        1.20     1.10                                      12.2%         4.5%        0.0%             11.1%
                          ----------------------------------------------------------------------------------------------------------
LXU HEALTHCARE              0.98     0.92             6.1%        4.54%        15.1%         4.5%        0.0%             16.4%

Footnotes:
----------
Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1-Tax Rate) * Debt to Enterprise Value) + (Cost of Equity * Equity to Enterprise Value)
+ (Cost of Preferred * Preferred to Enterprise Value)Cost of Equity = Risk Free Rate + (Levered Beta * Equity Risk Premium) + Size Risk Premium Risk-free rate of 4.60% as of August 11, 2005. Based on 20 year Treasury
(1)  Ibbotson Associates, Stocks Bonds Bills and Inflation 2005
-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

                                                           LXU HEALTHCARE, INC.
                                                                       APPENDIX
CONTROL PREMIUM ANALYSIS
-------------------------------------------------------------------------------

TOTAL DOMESTIC TRANSACTIONS-2ND QUARTER 2005                    TOTAL HEALTH SERVICES TRANSACTIONS-2ND QUARTER 2005

          Number of Transactions        64                                   Number of Transactions              6

          Range **        -77.1% to 144.8%                                   Range **                18.5% to 79.0

          Median **                  29.8%                                   Median **                       29.4%
          Mean **                    39.9%                                   Mean **                         37.4%


TOTAL DOMESTIC AND INTERNATIONAL TRANSACTIONS-2ND QUARTER 2005    TOTAL CONTROLLING INSTRUMENTS, INCLUDING MEDICAL-2ND QUARTER 2005

          Number of Transactions      127                                    Number of Transactions            16

          Range **       -98.7% to 200.9%                                    Range **               0.0% to 80.8%

          Median **                 23.3%                                    Median **                      33.1%
          Mean **                   32.8%                                    Mean **                        33.0%


TOTAL DOMESTIC AND INTERNATIONAL TRANSACTIONS-12 MONTHS ENDED JUNE 30, 2005

          Number of Transactions     485

          Range **      -98.7% to 290.1%

          Median **                24.1%
          Mean **                  33.3%



Source : Mergerstat, Control premium Study, 2nd Quarter 2005
**       Excludes negative premiums

-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

                                                           LXU HEALTHCARE, INC.
                                                                       APPENDIX
COMPARABLE COMPANY MARKET ANALYSIS
--------------------------------------------------------------------------------
(figures in millions)

                                               Amerisource  Cardinal    Henry Schein,               Owens &    Priority  PSS  World
                                                Bergen    Health, Inc.    Inc.      McKesson        Minor     Healthcare    Medical
                                                ------    ------------    ----      --------        -----     ----------    -------
GENERAL MARKET INFORMATION
--------------------------
Ticker Symbol                                        ABC        CAH         HSIC          MCK          OMI         PHCC       PSSI
Exchange                                            NYSE       NYSE       NASDAQ         NYSE         NYSE       NASDAQ     NASDAQ
Fiscal Year End                                 09/30/04   06/30/04     12/31/04     03/31/05     12/31/04     12/31/04   04/02/05
Latest Financial Information                    06/30/05   03/31/05     06/25/05     06/30/05     06/30/05     06/30/05   06/30/05
Closing Price as of Valuation Date                $73.00    $59.27        $43.37       $46.97       $29.09       $27.50     $13.67
20-Day Average Stock Price                        $71.47    $58.80        $42.68       $45.89       $29.93       $27.20     $13.94
52 Week Price Range
 High                                             $73.44    $60.74        $43.37       $47.51       $33.28       $27.65     $14.62
 Low                                              $50.39    $37.57        $28.80       $22.86       $23.85       $17.75      $9.13
52 Week Return                                        NA     39.0%         41.2%        57.8%           NA        22.2%         NA

MARKET VALUATION INFORMATION
----------------------------
Fully Diluted Shares                           104.435      434.259       89.350      319.350       40.411       44.454     66.431
Closing Price as of Valuation Date              $73.00       $59.27       $43.37       $46.97       $29.09       $27.50     $13.67

Market Value of Equity (MVE)                $7,623.739   $25,738.530  $3,875.090  $14,999.848   $1,175.543   $1,222.477   $908.105
 plus:Total Debt (book)                        857.532   2,891.700       531.612    1,000.000      206.357       70.400    176.871
 less:Converted Debt                             0.000        0.000        0.000        0.000        0.000        0.000      0.000
 plus:Preferred Stock Redemption/Market/Liq.     0.000        0.000        0.000        0.000        0.000        0.000      0.000
 Value
 less:Converted Preferred                        0.000        0.000        0.000        0.000        0.000        0.000      0.000
 less:Cash & Cash Equivalents (book)           993.731   1,549.500       187.108    2,418.000       74.084       25.924     23.836
 plus:Minority Interest in Subsidiaries          0.000        0.000       14.367        0.000        0.000       25.818      0.000
                                           ------------ ------------ ------------ ------------ ------------ ------------ ----------
Enterprise Value                           $7,487.540   $27,080.730  $4,233.961   $13,581.848   $1,307.816   $1,292.771  $1,061.140
                                           ==========   ===========  ==========   ===========  ===========   ==========  ==========


-------------------------------------------------------------------------------
                                                          Simon Financial, Inc.

                                                           LXU HEALTHCARE, INC.
                                                                       APPENDIX
SYNOPSIS OF COMPARABLE PUBLICLY TRADED COMPANIES
--------------------------------------------------------------------------------
AMERISOURCEBERGEN CORPORATION

AmerisourceBergen Corporation (NYSE : ABC) is a wholesale distributor of pharmaceutical products and furnishes related services to healthcare providers and pharmaceutical manufacturers. It also provides pharmaceuticals to long-term care, workers' compensation and specialty drug patients. The Company distributes a line of brand name and generic pharmaceuticals, over-the-counter (OTC) healthcare products and home healthcare supplies and equipment to a variety of healthcare providers located throughout the United States, including acute care hospitals and health systems, independent and chain retail pharmacies, mail-order facilities, physicians, clinics and other alternate site facilities, as well as skilled nursing and assisted living centers. It furnishes healthcare providers and pharmaceutical manufacturers with an assortment of services, including pharmacy automation, bedside medication safety software, pharmaceutical packaging solutions, reimbursement and pharmaceutical consulting services, logistics services and physician education, all of which are designed to reduce costs and improve patient outcomes.

AmerisourceBergen was formed in connection with the merger of AmeriSource Health Corporation and Bergen Brunswig Corporation on August 29, 2001. It is organized based upon the products and services it provides to its customers. The Company's operating segments have been aggregated into two segments: Pharmaceutical Distribution and PharMerica.

The Pharmaceutical Distribution segment includes AmerisourceBergen Drug Corporation (ABDC) and AmerisourceBergen Specialty Group (ABSG). ABDC includes the Company's full-service wholesale pharmaceutical distribution and other healthcare-related businesses throughout the United States and Puerto Rico. ABDC sells pharmaceuticals, OTC medicines, health and beauty aids and other health-related products to hospitals, alternate care and mail-order facilities, as well as independent and chain retail pharmacies.

PharMerica is a national provider of institutional pharmacy products and services to patients in long-term care and alternate care settings, including skilled nursing facilities, assisted living facilities and residential living communities. PharMerica also provides mail-order and online pharmacy services to chronically and catastrophically ill patients under workers' compensation programs, and provides pharmaceutical claims administration services for payors.

SYNOPSIS OF COMPARABLE PUBLICLY TRADED COMPANIES
--------------------------------------------------------------------------------
CARDINAL HEALTH, INC.

Cardinal Health, Inc., (NYSE : CAH) is a holding company encompassing a number of operating subsidiaries that do business as Cardinal Health. The Company is a provider of products and services supporting the healthcare industry and helping healthcare providers and manufacturers improve the efficiency and quality of healthcare. Cardinal Health has four reporting segments: Pharmaceutical
Distribution and Provider Services, Medical Products and Services, Pharmaceutical Technologies and Services and Automation and Information
Services. In January 2003, the Company acquired Syncor International Corporation, a provider of high-technology healthcare services concentrating on nuclear pharmacy services, medical imaging, niche manufacturing and radiotherapy.

Through its Pharmaceutical Distribution and Provider Services segment, the Company distributes a broad line of pharmaceutical and other healthcare products and provides pharmacy management and related consulting services to hospital, retail and alternate-site pharmacies. Cardinal Health's Pharmaceutical Distribution business is a wholesale distributors of pharmaceutical and related healthcare products to independent and chain drug stores, hospitals, alternate care centers and the pharmacy departments of supermarkets and mass merchandisers located throughout the United States.

Through its Medical Products and Services segment, Cardinal Health provides medical products and services, as well as cost-saving services to hospitals and other healthcare providers. The Company offers a broad range of medical and laboratory products, representing approximately 2,000 suppliers, in addition to its own line of surgical and respiratory therapy products to hospitals and other healthcare providers. It also manufactures sterile and non-sterile procedure kits, single-use surgical drapes, gowns and apparel, exam and surgical gloves, fluid suction and collection systems, respiratory therapy products, surgical instruments, instrument processing products, special procedure products and other products.

Through its Pharmaceutical Technologies and Services segment, the Company provides a broad range of technologies and services to the pharmaceutical, life sciences and consumer health industry.

                                                           LXU HEALTHCARE, INC.
                                                                       APPENDIX
SYNOPSIS OF COMPARABLE PUBLICLY TRADED COMPANIES
--------------------------------------------------------------------------------
D & K HEALTHCARE RESOURCES, INC.

D&K Healthcare Resources, Inc. (NASDAQ : DKHR) is a wholesale distributor of branded and generic pharmaceuticals and over-the-counter healthcare and beauty aid products. The Company serves three classes of customers: independent and regional pharmacies, national pharmacy chains (national accounts) and other healthcare providers. For the fiscal year ended June 30, 2003 (fiscal 2003), sales to independent and regional pharmacies consist of branded pharmaceuticals (approximately 90% of net sales), generic pharmaceuticals (approximately 7% of net sales) and over-the-counter health and beauty aid products (approximately 3% of net sales). The Company's national accounts trade class sales are predominantly branded pharmaceuticals. D&K serves its customers through six distribution facilities located in Missouri, Kentucky, Minnesota, South Dakota and Florida. The Company also offers a number of proprietary information systems, marketing programs and other business management solutions to assist customers in operating and growing their businesses. In addition, D&K owns a 70% equity stake in Pharmaceutical Buyers, Inc. (PBI), a provider of alternate-site group purchasing services.

The Company is organized to provide all of its services to independent and regional pharmacy customers in 26 states, primarily in the Midwest, Upper Midwest and South from its six distribution centers in five states. Its product offerings to independent and regional pharmacies consist of more than 25,000 stockkeeping (SKUs), including branded and generic pharmaceuticals and over-the-counter health and beauty aid products. D&K delivers these products directly to the stores of its independent pharmacy customers and delivers both to the stores and warehouses of its regional pharmacy customers if they maintain centralized inventory.

D&K has a significant business serving as a secondary supplier of high-volume branded pharmaceuticals to national pharmacies and other national accounts that is built on its independent and regional pharmacy business. The Company provides its national account customers with more than 1,600 branded and generic bulk pharmaceuticals that it purchases from pharmaceutical manufacturers on favorable terms.

                                                           LXU HEALTHCARE, INC.
                                                                       APPENDIX
SYNOPSIS OF COMPARABLE PUBLICLY TRADED COMPANIES
--------------------------------------------------------------------------------
MCKESSON CORPORATION

McKesson Corporation (NYSE : MCK) provides and supplies information and care management products and services designed to reduce costs and improve quality across the healthcare industry. The Company conducts its business through three segments: the Pharmaceutical Solutions segment, the Medical-Surgical Solutions segment and the Information Solutions segment. The Pharmaceutical Solutions segment distributes ethical drugs and health and beauty care products throughout North America. This segment also manufactures and sells automated pharmaceutical dispensing systems for hospitals and retail pharmacies, medical management and specialty pharmaceutical solutions for biotech and pharmaceutical manufacturers, patient and payor services, consulting and outsourcing services to pharmacies and distribution of first-aid products in the United States. The Medical-Surgical Solutions segment distributes medical-surgical supplies and equipments. The Information Solutions segment delivers enterprise-wide patient care, clinical, financial, supply chain, managed care and management software solutions, as well as outsourcing and other services, to healthcare organizations throughout North America, the United Kingdom and other European countries.

The Pharmaceutical Solutions segment consists of business such as, the Pharmaceutical distribution, McKesson Canada Corporation, Automation, Medical Management, Specialty Pharmaceutical Services and ZEE Medical. The United States Pharmaceutical distribution business supplies pharmaceuticals and other healthcare related products to more than 40,000 customers in three customer segments: national and regional retail chains, institutional providers and retail independent pharmacies. The Specialty Pharmaceutical services business' product-specific solutions are directed towards manufacturers, payors and physicians to enable delivery and administration of high-cost, often injectable, bio-pharmaceutical drugs used to treat patients with chronic disease.

The Medical-Surgical Solutions segment provides medical-surgical supply distribution, equipment, logistics and related services to healthcare providers that include hospitals, physicians' offices, surgery centers, extended care facilities and homecare sites through a network of 35 distribution centers within the United States. Supply Management On-Line, an electronic ordering system, provides an advanced tool for ordering medical-surgical products over the Internet.

The Information Solutions segment provides a portfolio of software, support and services to help healthcare organizations improve patient safety, reduce the cost and variability of care and better manage their resources and revenue stream.

                                                           LXU HEALTHCARE, INC.
                                                                       APPENDIX
SYNOPSIS OF COMPARABLE PUBLICLY TRADED COMPANIES
--------------------------------------------------------------------------------
OWENS & MINOR, INC.


Owens & Minor, Inc. (NYSE : OMI) is a distributor of national brand name medical and surgical supplies in the United States, and a healthcare supply chain management company, distributing approximately 120,000 finished medical and surgical products produced by over 1,000 suppliers to approximately 4,000 customers from 41 distribution centers nationwide. The Company's customers are primarily acute care hospitals and integrated healthcare networks, which account for more than 90% of O&M's net sales. Many of these hospital customers are represented by national healthcare networks or group purchasing organizations
(GPOs) that negotiate discounted pricing with suppliers and contract distribution services with the Company. Other customers include alternate care providers such as clinics, home healthcare organizations, nursing homes, physicians' offices, rehabilitation facilities and surgery centers. Most of O&M's sales consist of consumable goods such as disposable gloves, dressings, endoscopic products, intravenous products, needles and syringes, sterile procedure trays, surgical products and gowns, urological products and wound closure products.

Through its core distribution business, the Company purchases a high volume of medical and surgical products from suppliers, inventories these items at its distribution centers and provides delivery services to its customers. Approximately 16% of O&M's net sales in 2003 were sales of Johnson & Johnson Health Care Systems, Inc. products. Approximately 14% of O&M's 2003 net sales were sales of products of the subsidiaries of Tyco International, which include the Kendall Company, United States Surgical and Mallinckrodt. The Company's 41 distribution centers are located throughout the United States and are situated close to major customer facilities. These distribution centers generally serve hospitals and other customers within a 200-mile radius.

In addition, the Company offers value-added services in supply chain management. O&M's value portfolio includes inventory management, product mix management, information technology, logistics consulting and outsourcing to help hospitals and healthcare systems streamline their supply chain, control healthcare costs and increase profitability.

                                                           LXU HEALTHCARE, INC.
                                                                       APPENDIX
SYNOPSIS OF COMPARABLE PUBLICLY TRADED COMPANIES
--------------------------------------------------------------------------------
PRIORITY HEALTHCARE CORPORATION

Priority Healthcare Corporation (NASDAQ : PHCC) is a national specialty pharmacy and distributor that provides biopharmaceuticals, complex therapies and related disease treatment services. The Company provides programs for patients, payors, physicians and pharmaceutical manufacturers for a growing number of disease states, including cancer, hepatitis C, respiratory and pulmonary conditions, infertility, rheumatoid arthritis, hemophilia, multiple sclerosis, sinusitis and age-related macular degeneration. Priority provides a range of services and supplies to meet the needs of the specialty distribution market, including the office-based oncology market, outpatient renal care market, other physician office specialty markets that are high-users of vaccines and ambulatory surgery centers.

In September 2003, the Company acquired SinusPharmacy Corporation, a provider of intranasal nebulized therapies for the treatment of chronic sinusitis. In April 2004, the Company acquired certain assets of Partners In Care Pharmacy, an infertility specialty pharmacy with a strong presence in the Midwest. In June 2004, it acquired HealthBridge Reimbursement and Product Support, Inc., a service company specializing in drug launch and reimbursement support for the biotech and pharmaceutical industry. In July 2004, the Company acquired Integrity Healthcare Services, a specialty infusion pharmacy with 23 branches in 16 states.

The Company offers value-added services to meet the specialized needs of these markets by shipping refrigerated pharmaceuticals overnight in special packaging to maintain appropriate temperatures and offering automated order entry services and customized group account distribution. Priority distributes its products from distribution centers in Sparks, Nevada and Grove City, Ohio. The Company sells over 5,000 stock keeping unit (SKUs) of pharmaceuticals, such as Epogen, Aranesp Procrit, Neupogen, propofol and paclitaxel and related medical supplies, such as intravenous (IV) solutions, IV sets, gloves, needles, syringes and sharps containers. Priority's distribution centers service over 5,000 customers located in all 50 states, including office-based oncologists, renal dialysis clinics, ambulatory surgery centers and primary care physicians.

Priority also provides patient-specific, self-administered biopharmaceuticals and related disease treatment programs to individuals with chronic diseases. In Lake Mary, Florida, Byfield, Massachusetts, New Castle, Delaware, Memphis,
Tennessee, Oldsmar, Florida, New York, New York, Carpinteria, California and Monrovia, California, Priority fills patient-specific prescriptions and ships them via overnight delivery in special shipping containers to maintain appropriate temperatures.

                                                           LXU HEALTHCARE, INC.
                                                                       APPENDIX
SYNOPSIS OF COMPARABLE PUBLICLY TRADED COMPANIES
--------------------------------------------------------------------------------
PSS WORLD MEDICAL, INC.

PSS World Medical, Inc. (NASDAQ : PSSI) is a specialty marketer and distributor of medical products, equipment and pharmaceutical-related products to alternate-site healthcare providers, including physician offices, long-term care facilities and home care providers through 43 full-service distribution centers, which serve all 50 states throughout the United States. In November 2003, the Company acquired ProClaim, Inc., a Franklin, Tennessee-based business service company providing ancillary billing services to the long-term care industry.

The Company conducts business through two operating segments, the Physician Business and the Elder Care Business. The Physician Business is the distributor of medical supplies; diagnostic equipment and pharmaceutical-related products to primary care office-based physicians in the United States based on revenues;
number   of   physician-office   customers;   number   and   quality   of  sales
representatives; diagnostic equipment and reagent revenues, and number of products distributed under arrangements. The Physician Business has 720 sales professionals. In April 2004, the decentralized distribution network consisted of 31 full-service distribution centers, 21 break-freight locations, two redistribution facilities and 437 delivery vans to service customers throughout the United States. The Physician Business distributes over 73, 000 products consisting of medical-surgical disposable supplies, pharmaceuticals, diagnostic equipment and non-diagnostic equipment. The Physician Business markets many of these products under the brand PSS Select, its private-label product line, as well as offering branded products from medical product manufacturers.

The Elder Care Business is a national distributor of medical supplies and related products to the long-term and elder care industry in the United States of America based on revenues and national chain customers. In April 2004, the decentralized distribution network consisted of 12 full-service distribution centers, one break-freight location, one ancillary billing service center and 90 delivery vehicles to service customers throughout the United States of America. The Elder Care Business provides service to 17,000 accounts nationally and offers over 18,000 medical and related products consisting of medical supplies, incontinent supplies and personal care items, enteral feeding supplies, home medical equipment and other supplies required by the long-term care patient.

                                                           LXU HEALTHCARE, INC.
                                                                       APPENDIX
QUALIFICATIONS
--------------------------------------------------------------------------------
DEBBIE A. SIMON

Ms. Debbie A. Simon is the founder and principal of Simon Financial, a financial valuation and advisory firm. Prior to 2003, she was a Senior Vice President and shareholder of Houlihan Lokey Howard & Zukin, and co-head of the Los Angeles office's technology practice. Since joining Houlihan Lokey in 1995, Ms. Simon has specialized in the valuation of both privately held and publicly traded companies as well as intangible assets for a wide variety of purposes, including financial reporting purposes, tax reporting purposes, transactions, IPO planning, litigation, stock and stock option grants, recapitalizations, gift and estate tax planning, ESOP updates and general corporate planning purposes. She also has a broad range of experience in capital market transactions and is qualified as a valuation expert in U.S. Bankruptcy Court. Prior to joining Houlihan Lokey, Ms. Simon was at Smith Barney Shearson and before that, at Bear, Stearns & Co. in New York, where she was involved with merger and acquisition transactions and structuring and executing public and private offerings of various debt and equity securities. Prior to that, Ms. Simon was a financial consultant at Peterson & Co. Consulting, where she specialized in litigation and valuation consulting.

Ms.  Simon has  appeared  as a speaker at numerous  business  seminars on topics
involving  financial  valuation,   mergers  and  acquisitions,   and  maximizing
shareholder wealth.

Ms. Simon earned her B.A. in Economics with honors from the University of California at Berkeley and an M.B.A. in Finance and Accounting from the John E. Andersen Graduate School of Management at the University of California at Los Angeles. She is licensed with the Securities Exchange Commission as a registered general securities representative (NASD Series #7 and Series #63).